UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

NORTHEAST BANCORP

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NORTHEAST BANCORP

500 Canal Street

Lewiston, Maine

February 15, 2011

Dear Northeast Bancorp Shareholders:

You are cordially invited to attend a special meeting of the shareholders of Northeast Bancorp, a Maine corporation, which will be held at the offices of Goodwin Procter LLP located at Exchange Place, 53 State Street, Boston, Massachusetts 02109 on Friday, March 18, 2011 at 11:00 a.m., local time. At the meeting, you will be asked to approve an amendment to our Amended and Restated Articles of Incorporation, which is more fully described in the enclosed proxy statement.

Our board of directors has unanimously approved and adopted the amendment and recommends that you vote “FOR” the proposal to approve the amendment and “FOR” the proposal to adjourn or postpone the special meeting, if necessary, to solicit additional proxies.

Your vote is very important, regardless of the number of shares that you own. The approval of the amendment requires the affirmative vote of (i) the holders of two-thirds of the outstanding shares of our voting common stock and (ii) the holders of a majority of the outstanding shares of our non-voting common stock. If you do not vote on the amendment, it will have the same effect as a vote by you against the approval of the amendment. Whether or not you expect to attend the special meeting, please vote as soon as possible to ensure that your shares are represented at the meeting. You may vote your shares by marking your votes on the proxy card, signing and dating it and mailing it with the envelope provided, or by submitting your proxy through the Internet or by telephone. If you sign and return your proxy card without specifying your choice, it will be understood that you wish to have your shares voted “FOR” the approval of the amendment and “FOR” the approval of the proposal to adjourn or postpone the special meeting, if necessary, to solicit additional proxies and in the discretion of the individuals named as proxies in any other matter that may come before the special meeting.

The enclosed proxy statement provides you with detailed information about the proposed amendment. A copy of the amendment to our Amended and Restated Articles of Incorporation is attached as Appendix A to the proxy statement. We encourage you to read the entire document carefully.

Important Notice Regarding the Availability of Proxy Materials for the Meeting To Be Held on March 18, 2011: The proxy materials are available at http://www.cfpproxy.com/6899sm.

Sincerely,

Richard Wayne

President and Chief Executive Officer

This proxy statement is dated February 15, 2011, and is first being mailed to Northeast shareholders on or about February 15, 2011.

NORTHEAST BANCORP

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON MARCH 18, 2011

To the Shareholders of

Northeast Bancorp:

NOTICE IS HEREBY GIVEN that a special meeting of shareholders of Northeast Bancorp, a Maine corporation, will be held at the offices of Goodwin Procter LLP located at Exchange Place, 53 State Street, Boston, Massachusetts 02109 on Friday, March 18, 2011 at 11:00 a.m., local time, for the purpose of considering and voting upon the following matters:

1.	To approve an amendment to our Amended and Restated Articles of Incorporation.

2.	To adjourn or postpone the special meeting, if necessary, to solicit additional proxies in favor of the amendment.

These items of business are more fully described in the proxy statement accompanying this Notice.

We have fixed the close of business on February 11, 2011 as the record date for the special meeting. Only shareholders of record at the close of business on that date are entitled to notice of and to vote at the special meeting and any adjournments or postponements of the special meeting.

The approval of the amendment requires the affirmative vote of (i) the holders of two-thirds of the outstanding shares of our voting common stock and (ii) the holders of a majority of the outstanding shares of our non-voting common stock. Abstentions and broker non-votes will have the same effect as a vote against the amendment.

Your vote is very important. Whether or not you expect to attend the special meeting of shareholders, please vote as soon as possible to ensure that your shares are represented at the meeting. Whether or not you plan to attend the special meeting of shareholders, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope or submit your proxy through the Internet or by telephone. If you attend the special meeting and vote in person by ballot, your vote by ballot will revoke any proxy previously submitted.

If you attend the special meeting, you may revoke your proxy and vote in person, even if you have previously returned your proxy card. If your shares are held by a bank, broker, or other custodian, and you plan to attend the special meeting, please bring to the special meeting your statement evidencing your beneficial ownership of our stock. Please carefully review the instructions in the enclosed proxy statement and the enclosed proxy card or the information forwarded by your bank, broker or other custodian regarding each of these options.

Our board of directors has unanimously approved and adopted the amendment and recommends that you vote “FOR” the approval of the amendment and “FOR” the approval of the proposal to adjourn or postpone the special meeting, if necessary, to solicit additional proxies.

Sincerely,

Richard Wayne

President and Chief Executive Officer

Appendices

Appendix A            Articles of Amendment

(i)

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

The following questions and answers address briefly some of the questions you may have regarding the special meeting and the proposed amendment to our Amended and Restated Articles of Incorporation. These questions and answers may not address all questions that may be important to you as a shareholder of Northeast Bancorp. Please refer to the more detailed information contained elsewhere in this proxy statement, the exhibits to this proxy statement and the documents referred to or incorporated by reference in this proxy statement. In this proxy statement, the terms “Northeast”, the “company”, “we”, “our” and “us” refer to Northeast Bancorp and its subsidiaries.

When and where is the special meeting?

The special meeting will be held at the offices of Goodwin Procter LLP located at Exchange Place, 53 State Street, Boston, Massachusetts 02109 on Friday, March 18, 2011 at 11:00 a.m., local time.

Why am I receiving this proxy statement?

You are receiving this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote at the special meeting of shareholders. This proxy statement contains detailed information you need to know in order to vote at the special meeting. The proxy card is used for voting on the proposals.

What am I voting on?

You are being asked to consider and vote on the proposal to approve an amendment to our Amended and Restated Articles of Incorporation. In addition, you are being asked to grant the board of directors the ability to adjourn, postpone or continue the special meeting to solicit additional proxies in the event that we have insufficient votes to adopt the proposal.

Why does the company need to amend the Amended and Restated Articles of Incorporation?

On December 29, 2010, Northeast merged with FHB Formation LLC, a Delaware limited liability company, with Northeast continuing as the surviving corporation. The approval letter of the Board of Governors of the Federal Reserve System, or the FRB, issued in connection with the merger contained a condition requiring the company to amend its Amended and Restated Articles of Incorporation to the satisfaction of the FRB in order to address certain technical concerns raised by the FRB relating to the convertibility and transferability of non-voting common stock.

How does the company’s board of directors recommend I vote?

Our board of directors unanimously recommends that you vote “FOR” the approval of the amendment to the Amended and Restated Articles of Incorporation and “FOR” the approval of any adjournment of the special meeting, if necessary, to solicit additional proxies.

What are the quorum requirements?

The presence, in person or by proxy, of the holders of (i) a majority of the issued and outstanding voting common stock and (ii) a majority of the issued and outstanding non-voting common stock constitutes a quorum for the transaction of business at the special meeting. Broker non-votes will not be counted for purposes of determining whether a quorum is present. If a quorum is not present, the special meeting will be adjourned until a quorum is obtained.

What shareholder approvals are required to amend the Amended and Restated Articles of Incorporation?

The approval of the amendment to the Amended and Restated Articles of Incorporation requires the affirmative vote of (i) the holders of two-thirds of the outstanding shares of our voting common stock and (ii) the holders of a majority of the outstanding shares of our non-voting common stock.

Who is entitled to vote?

All shareholders of record as of the close of business on February 11, 2011, the record date, are entitled to receive notice of the special meeting and to vote the shares of voting common stock and/or non-voting common stock that they held on the record date.

How many votes do I have?

Each share of the company’s voting common stock outstanding on the record date is entitled to one vote on each proposal submitted to you for consideration. Each share of the company’s non-voting common stock outstanding on the record date is entitled to one vote on each proposal submitted to you for consideration.

How do I vote without attending the special meeting?

If you are a shareholder of record, you may vote by completing, dating, signing and promptly returning the proxy card in the self-addressed stamped envelope provided. You may also authorize a proxy to vote your shares by telephone or over the Internet as described in your proxy card. Authorizing a proxy by telephone or over the Internet or by mailing a proxy card will not limit your right to attend the special meeting and vote your shares in person. Those shareholders of record who choose to vote by telephone or over the Internet must do so no later than 3 a.m., Eastern Time, on Friday, March 18, 2011.

Your proxy (one of the individuals named in your proxy card) will vote your shares per your instructions. If you sign and return the proxy card but do not indicate specific choices as to your vote, your proxy will vote your shares (i) “FOR” the proposal to approve the amendment to the Amended and Restated Articles of Incorporation, (ii) “FOR” the proposal to approve any adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting and (iii) in accordance with the recommendation of our board of directors as to all other procedural matters that may properly come before the special meeting.

How do I vote my shares that are held by my broker, bank or other nominee?

If you hold shares in “street name” through a broker, bank or other nominee you should instruct your broker, bank or other nominee to vote your shares by following the voting instructions that the broker, bank or other nominee provides to you. Most brokers, banks or other nominees allow you to authorize your proxy by mail, telephone and the Internet.

If you hold your shares through a broker, bank, or other nominee, and do not provide instructions for any or all of the proposals, your nominee will determine if it has the discretionary authority to vote your shares. Under applicable rules and regulations of the The Nasdaq Stock Market, brokers have the discretion to vote on routine matters, but do not have the discretion to vote on non-routine matters. We believe that the proposal to approve an amendment to the Amended and Restated Articles of Incorporation will be considered a non-routine matter. If you do not provide voting instructions, your shares will be considered “broker non-votes” because the broker will not have discretionary authority to vote your shares.

Can I vote my shares in person at the special meeting?

Yes, if you are a shareholder of record as of the close of business on the record date and attend the special meeting, you can deliver your completed proxy card or vote by ballot in person at the special meeting.

If you hold your shares through a broker, bank or other nominee and want to vote your shares in person at the special meeting, you must obtain a proxy from your broker, bank or other nominee giving you the power to vote such shares and bring the proxy to the special meeting.

May I revoke my proxy?

If you are a shareholder of record, you may revoke your proxy at any time before it is exercised by giving written notice to our Clerk, at our principal executive offices located at 500 Canal Street, Lewiston, Maine 04240, by submitting to us a duly executed proxy bearing a later date, by submitting your proxy again by telephone or over the Internet, or by giving us notice in open meeting. If you hold your shares through a bank, broker or other nominee, you should contact such person prior to the time such voting instructions are exercised.

It is important to note that your presence at the special meeting, without any further action on your part, will not revoke your previously granted proxy.

What happens if I do not vote?

If you do not vote, it will have the same effect as a vote against the proposal to approve the amendment to the Amended and Restated Articles of Incorporation but will have no effect on the proposal to approve any adjournment of the special meeting to solicit additional proxies.

When do you expect the amendment to the Amended and Restated Articles of Incorporation to be effective?

If approved by our shareholders, the proposed amendment to the Amended and Restated Articles of Incorporation will become effective upon the filing of the amendment to the Amended and Restated Articles of Incorporation with, and acceptance for record by, the Secretary of State of the State of Maine.

What does it mean if I received more than one proxy card or voting instructions?

It means that you have multiple accounts at our transfer agent or with brokers. Please submit all of your proxies by mail, by telephone or over the Internet following the instructions provided in the proxy card or voting instructions to ensure that all of your shares are voted.

Could other matters be decided at the special meeting?

Our board of directors does not intend to present any business at the special meeting other than that described in the Notice of Special Meeting of Shareholders. Our board of directors at this time knows of no other matters which may come before the special meeting, and, in accordance with our bylaws and Maine law, no other business may be transacted at the special meeting unless specified in the Notice of Special Meeting of Shareholders. However, if any procedural matter requiring the vote of the shareholders is properly presented before the special meeting, proxies may be voted with respect thereto in accordance with the discretion of proxy holders, under the discretionary power granted by shareholders to their proxies in connection with general matters.

What happens if the special meeting is postponed or adjourned?

Your proxy will still be valid and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

Who will bear the costs of soliciting votes for the special meeting?

We will bear the entire cost of the solicitation of our proxies from our shareholders. Our board of directors is soliciting your proxy on our behalf. In addition to the mailing of these proxy materials, certain of our directors, officers and employees may solicit proxies or votes in person, by telephone or by electronic communication. Such directors, officers and employees will not receive any additional compensation for such solicitation activities. We will also, upon request, reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy solicitation materials to the beneficial owners of our shares held of record by such person. No arrangements or contracts have been made with any solicitors as of the date of this proxy.

Who can help answer my questions?

If you have additional questions about the special meeting, you should contact Suzanne M. Carney at 800-284-5989.

PROPOSAL 1

APPROVAL OF AMENDMENT TO

AMENDED AND RESTATED ARTICLES OF INCORPORATION

Our board of directors is proposing to amend our Amended and Restated Articles of Incorporation. A summary of Proposal 1 follows. This summary may not contain all of the information that may be important to you. See Appendix A to this proxy statement for the form of amendment we intend to file with the Secretary of State of the State of Maine if Proposal 1 is approved. The discussion in this summary of the proposed amendment is qualified in its entirety by reference to Appendix A and we urge you to read Appendix A in its entirety.

Background and Amendment

On December 29, 2010, Northeast merged with FHB Formation LLC, a Delaware limited liability company (“FHB”), with Northeast continuing as the surviving corporation. At the effective time of the merger, each share of Northeast’s common stock issued and outstanding immediately prior to the effective time of the merger was converted into the right to receive, at the election of the holder (i) one share of voting common stock of the surviving corporation (the “Stock Consideration”) or (ii) $13.93 (the “Cash Consideration”), subject to allocation and proration procedures which provided that, in the aggregate, 1,393,399 shares of Northeast common stock were converted into the Stock Consideration and the remaining shares of outstanding Northeast common stock were converted into the Cash Consideration. Holders of Northeast common stock prior to the consummation of the merger currently own, in the aggregate, approximately 40% of the voting common stock outstanding immediately following the consummation of the merger. In exchange for the aggregate Cash Consideration in the amount of approximately $13.1 million and a cash contribution equal to approximately $16.2 million, FHB’s members received shares of Northeast voting common stock and non-voting common stock and currently own approximately 60% of the Northeast voting common stock and non-voting common stock outstanding.

In connection with the Merger, the Board of Governors of the Federal Reserve System (the “FRB”) issued an approval letter that contained a condition requiring the company to amend its Amended and Restated Articles of Incorporation to the satisfaction of the FRB in order to address certain technical concerns raised by the FRB relating to the convertibility and transferability of non-voting common stock. Our board of directors has unanimously adopted a resolution adopting, subject to approval by our shareholders, a proposed amendment to our Amended and Restated Articles of Incorporation to address such technical concerns raised by the FRB.

The terms of the non-voting common stock currently provide that shares of non-voting common stock may be transferred and/or converted into shares of voting common stock under certain circumstances. The terms of the non-voting common stock also currently provide for the automatic conversion of non-voting common stock into voting common stock when new shares of voting common stock become outstanding (other than as a result of transactions involving the holder) to the extent necessary to maintain a non-voting common stock holder’s percentage ownership of voting common stock. Pursuant to the condition required by the FRB, the proposed amendment to the Amended and Restated Articles of Incorporation would conform our charter provisions to existing regulatory precedent relating to the circumstances in which shares of non-voting common stock may be transferred and converted into shares of voting common stock. The proposed amendment also would eliminate the automatic conversion provision of the non-voting common stock. The proposed amendment is not expected to have any material adverse effect on the ability of current investors to transfer shares of non-voting common stock or the resulting conversion of such shares into shares of voting common stock. The form of amendment to our Amended and Restated Articles of Incorporation is attached to this Proxy Statement as Appendix A and incorporated herein by reference.

There are currently 195,351 shares of non-voting common stock outstanding. If the proposal to amend the Amended and Restated Articles of Incorporation is approved, the number of shares of non-voting common stock outstanding will remain unchanged.

Vote Required

The approval of Proposal 1 requires the affirmative vote of the holders of two-thirds of the outstanding shares of our voting common stock and holders of a majority of the outstanding shares of our non-voting common stock. Abstentions and broker non-votes will have the same effect as votes against this proposal.

Effective Time of Amendment

If approved by our shareholders, the proposed amendment to the Amended and Restated Articles of Incorporation will become effective upon the filing of the amendment to the Amended and Restated Articles of Incorporation with, and acceptance for record by, the Maine Secretary of State.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL

PROPOSAL 2

ADJOURNMENT OF THE SPECIAL MEETING

Proposal for Adjournment

We are asking our shareholder to vote on a proposal to approve any adjournment of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve Proposal 1.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth, as of January 28, 2011, the number of shares of our voting common stock which were owned beneficially by:

•	each person who is known by us to beneficially own more than 5% of our voting common stock;

•	each director;

•	each named executive officer; and

•	all of our directors and executive officers as a group.

Unless otherwise indicated, the address of each of the individuals listed in the table is c/o Northeast Bancorp, 500 Canal Street, Lewiston, Maine 04240.

	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner	Number of Shares (1)		Percent of Class (1)(2)
Directors and Certain Executive Officers

Robert Glauber	15,963		*

Matthew Botein	—		—

Cheryl Dorsey	—		—

Peter McClean	—		—

John Orestis	15,550		*

Adam Shapiro	—		—

David Tanner	—		—

Judith Wallingford	7,500	(3)	*

Richard Wayne	107,681	(4)	3.27%

Claire Bean	71,788		2.18%

Heather Campion	35,894		1.09%

James Delamater	79,987	(5)	2.43%

Marcel Blais	2,947		*

Leslie Couper	300

Robert Johnson	751		*

Pender Lazenby	1,000		*

Craig Linscott	10,000		*

All directors and executive officers as a group (17 persons)	349,361		10.60%

	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner	Number of Shares (1)	Percent of Class (1)(2)
Other Beneficial Holders

Arlon Capital Partners II LP (6)	317,286	9.62%
277 Park Avenue
New York, NY 10172

East Rock Capital, LLC (7)	287,150	8.71%
10 East 53rd Street, 31st Floor
New York, NY 10022

Highfields Capital Management LP (8)	317,286	9.62%
John Hancock Tower
200 Clarendon Street, 59th Floor
Boston, MA 02116

Albert H. Desnoyers (9)(14)	199,041	6.04%
1626 Regatta Drive
Amelia, FL 32034

James W. Nichols d/b/a Nichols Investment Management (10)(14)	175,275	5.32%
175 Exchange Street
Bangor, Maine 04402

Sandler O’Neill Asset Management LLC (11)(14)	127,000	3.85%
780 Third Avenue, 30th Floor
New York, NY 10017

Tontine Financial Partners, LP (12)(14)	213,500	6.48%
200 Park Avenue, Suite 3900
New York, NY 10166

Thompson Hortsmann & Bryant, Inc. (13)(14)	93,822	2.85%
Park 80 West Plaza One
Saddle Brook, NJ 07663

*	Less than 1%
(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and includes voting and investment power with respect to shares. Pursuant to the rules of the SEC, the number of shares of voting common stock deemed outstanding includes shares issuable pursuant to options and warrants held by the respective person or group that may be exercised within 60 days of January 28, 2011.
(2)	Applicable percentage of ownership is based upon 3,297,147 shares of voting common stock outstanding as of January 28, 2011.
(3)	Includes 5,000 shares of voting common stock that may be acquired pursuant to currently exercisable options.
(4)	Consists of 34,702 shares held by the Richard Wayne Irrevocable Trust u/a/d April 24, 1998 and 72,979 shares held by the Richard Wayne Revocable Trust.
(5)	Includes 1,000 shares of voting common stock that may be acquired pursuant to currently exercisable options.
(6)	With respect to information relating to Arlon Capital Partners II LP, we have relied, in part, on information supplied on their Schedule 13D filing with the SEC, dated January 3, 2011, by Arlon Capital Partners II LP (“Arlon”), Arlon Capital Partners General Partner II LP (“ACP GP”), Arlon Capital Partners Management Company LLC (“ACP Management”), Continental Grain Company (“CGC”), and Paul J. Fribourg. ACP GP is Arlon’s sole general partner. ACP Management is ACP GP’s sole general partner. CGC is ACP Management’s sole member. Mr. Fribourg is the Chairman, Chief Executive Officer and President of CGC and one of the co-trustees and in one case, a beneficiary of various trusts established for the benefit of certain members of Mr. Fribourg’s family that collectively control a majority interest in CGC. As a result, Mr. Fribourg may be deemed to have beneficial ownership with respect to all shares held by Arlon. Mr. Fribourg disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(7)	With respect to information relating to East Rock Capital, LLC, we have relied, in part, on information supplied on their Schedule 13D filing with the SEC, dated January 7, 2011, by East Rock Capital, LLC (“Capital”), EREF Special Situations, LLC (“Special Situations”), D Partners Management, LLC, Graham Duncan, Shapiro Partners Management, LLC and Adam Shapiro. Capital is the investment manager of East Rock Simco Endowment Fund, LP (“Simco Endowment”) and East Rock Endowment, LP (“Endowment”). Endowment is the Managing Member of Special Situations. Messrs. Duncan and Shapiro are managing principals and control persons of Capital, East Rock Capital GP, LLC (“Capital GP”) and East Rock Focus Management LLC (“Focus Management”), which is the investment manager of an account that holds 14,575 shares of our voting common stock. As a result, Messrs. Duncan and Shapiro may be deemed to share beneficial ownership of the shares held by Capital, Capital GP and Focus Management.
(8)	With respect to information relating to Highfields Capital Management LP, we have relied, in part, on information supplied on their Schedule 13G filing with the SEC, dated January 10, 2011, by Highfields Capital Management LP (“Highfields Capital Management”), Highfields GP LLC (“Highfields GP”), Highfields Associates LLC (“Highfields Associates”), Jonathon S. Jacobson, Highfields Capital I LP (“Highfields I”), Highfields Capital II LP (“Highfields II”) and Highfields Capital III L.P. (“Highfields III,” and together with Highfields I and Highfields II, the “Funds”). Highfields Capital Management is an investment manager to each of the Funds and Highfields GP is the General Partner of Highfields Capital Management. Highfields Associates is the General Partner of the Funds and Mr. Jacobson is the Managing Member of Highfields GP and Senior Managing Member of Highfields Associates. Each reporting person disclaims beneficial ownership of the shares of voting common stock beneficially owned by the other reporting persons.
(9)	The ownership information set forth herein is based in its entirety on material contained in a Schedule 13D, dated March 6, 1995, filed with the SEC by Mr. Desnoyers, as adjusted to reflect the payment of a 50% stock dividend in December 1997.
(10)	The ownership information set forth herein is based in its entirety on material contained in a Schedule 13G/A, dated February 28, 2009, filed with the SEC, by James Williams Nichols, doing business as Nichols Investment Management (“NIM”). NIM discloses that it holds 175,275 shares on behalf of its advisory clients and has sole power to vote 11,653 shares and sole power to dispose of 175,275 shares.
(11)	The ownership information set forth herein is based in its entirety on material contained in a Schedule 13D, dated October 9, 2003, filed with the SEC, consisting of a group partnerships of which Sandler, O’Neill Asset Management, Inc. (“SOAM”), is the sole general partner and to which SOAM Holdings, LLC a Delaware limited liability company (“Holdings”), provides administrative and management services, and Terry Maltese, the managing member and president of SOAM and Holdings.
(12)	The ownership information set forth herein is based in its entirety on material contained in Amendment No. 1 to Schedule 13G, dated December 31, 2006, filed with the SEC, by a group consisting of Tontine Financial Partners, LP (“TFP”), Tontine Management, LLC the general partner of TFP (“TM”), and Jeffrey L. Gendell, the managing member of TM.
(13)	The ownership information set forth herein is based in entirety on material contained in Schedule 13G, dated February 13, 2009, filed with the SEC.
(14)	The beneficial ownership information reported is based on information contained in a Schedule 13D or Schedule 13G most recently filed by the reporting person(s) prior to the consummation of the merger of FHB Formation LLC with and into Northeast Bancorp with Northeast Bancorp continuing as the surviving corporation (the “Merger”). Upon the consummation of the Merger, each share of Northeast’s common stock issued and outstanding immediately prior to the effective time of the Merger was converted into the right to receive, at the election of the holder, (i) $13.93 in cash (the “Cash Consideration”); or (ii) one share of surviving company common stock (the “Stock Consideration”), subject to allocation and proration procedures which provided that, in the aggregate, 1,393,399 shares of Northeast common stock were converted into the Stock Consideration and the remaining shares of outstanding Northeast common stock were converted into the Cash Consideration. The beneficial ownership information reported does not reflect the beneficial ownership of the reporting person(s) following the Merger.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC (http://www.sec.gov).

SHAREHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

Shareholder proposals intended to be presented at the next annual meeting of shareholders must be received by the company on or before June 20, 2011 in order to be considered for inclusion in the company’s proxy statement and form of proxy for that meeting. These proposals must also comply with the rules of the SEC governing the form and content of proposals in order to be included in the company’s proxy statement and form of proxy. Any such proposals should be mailed to: Secretary, Northeast Bancorp, 500 Canal Street, Lewiston, Maine 04240.

A shareholder of record who wishes to present a proposal at the next annual meeting, other than a proposal to be considered for inclusion in the company’s proxy statement described above, must provide written notice of such proposal and appropriate supporting documentation, as set forth in the company’s bylaws, to the company at its principal executive office no earlier than July 15, 2011 nor later than August 14, 2011; provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days before the first anniversary of the date of the preceding year’s annual meeting (the “Anniversary Date”) or more than 60 days after the Anniversary Date, timely notice by the shareholder must be delivered not earlier than the close of business on the later of (a) the 90th day prior to the scheduled date of such annual meeting or (b) the 10th day following the first date on which the date of such annual meeting is publicly disclosed. Proxies solicited by the board of directors will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority. Any such proposal should be mailed to: Secretary, Northeast Bancorp, 500 Canal Street, Lewiston, Maine 04240.

OTHER MATTERS

As of the date of this proxy statement, our board of directors knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement. Our shareholders may, however, be asked to vote on a proposal to adjourn or postpone the special meeting. We could use any adjournment or postponement of the special meeting for the purpose, among others, of allowing more time to solicit votes to approve the amendment. If any other matters properly come before the special meeting, or any adjournments or postponements of that meeting, and are voted upon, the enclosed proxies will be deemed to confer discretionary authority on the individuals that they name as proxies to vote the shares represented by these proxies as to any of these matters. The individuals named as proxies intend to vote or not to vote in accordance with the recommendation of our management.

APPENDIX A

Filing Fee $50.00
DOMESTIC
BUSINESS CORPORATION

STATE OF MAINE

ARTICLES OF AMENDMENT
Deputy Secretary of State

A True Copy When Attested By Signature
Northeast Bancorp
(Name of Corporation)
Deputy Secretary of State

Pursuant to 13-C MRSA §1006, the undersigned corporation executes and delivers the following Articles of Amendment:

FIRST:	The text of the amendment or the information required by 13-C MRSA §121.10.E as set forth in Exhibit A attached, was adopted on (date) .

The amendment was duly approved as follows: (“X” one box only.)

☐ by the incorporators – shareholder approval was not required OR
☐ by the board of directors – shareholder approval was not required OR
☐ by the shareholders in the manner required by this Act and by the articles of incorporation.

SECOND:	If the amendment provides for an exchange, reclassification or cancellation of issued shares, provisions for implementing the amendment, if not contained in the amendment itself, are set forth in Exhibit or as follows:

THIRD:	The effective date of the articles of amendment (if other than the date of filing of the articles of amendment) is .

DATED	*By
(signature of any duly authorized person)

(type or print name and capacity)

*	This document MUST be signed by any duly authorized officer OR the clerk. (13-C MRSA §121.5)

Please remit your payment made payable to the Maine Secretary of State.

SUBMIT COMPLETED FORMS TO:	CORPORATE EXAMINING SECTION, SECRETARY OF STATE,
101 STATE HOUSE STATION, AUGUSTA, ME 04333-0101

FORM NO. MBCA-9 (1 of 1) Rev. 8/1/2004	TEL. (207) 624-7752

EXHIBIT A

ARTICLES OF AMENDMENT

OF

NORTHEAST BANCORP

Article FOURTH of the Amended and Restated Articles of Incorporation of the Corporation is hereby amended and restated in its entirety such that, as amended, said Article FOURTH shall read in its entirety as follows:

“SHARES – The total number of shares of all classes of stock that the corporation shall have authority to issue is 16,000,000, of which 13,500,000 shares, $1.00 par value, shall be a separate class designated as Voting Common Stock (“Voting Common Stock”), 1,500,000 shares, $1.00 par value, shall be a separate class designated as Non-Voting Common Stock (“Non-Voting Common Stock,” and together with Voting Common Stock, “Common Stock”) and 1,000,000 shares, $1.00 par value, shall be a separate class designated as Preferred Stock (“Preferred Stock”), of which 4,227 are designated as shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A.

Common Stock.

Common Stock may be issued by the corporation from time to time by vote of the Board of Directors without the approval of the holders of the Common Stock. Upon payment of lawful consideration, such shares shall be deemed fully paid and nonassessable. Dividends, as declared by the Board of Directors out of lawfully available funds, shall be payable on the Common Stock subject to any rights or preferences of the Preferred Stock.

Except as may be provided in these Amended and Restated Articles of Incorporation or required by law and subject to the rights, powers and preferences of the Preferred Stock and except as provided in any articles of amendment designating any series of Preferred Stock, the Voting Common Stock shall have exclusive voting rights in the election of directors and on all other matters presented to shareholders, with each holder of Voting Common Stock being entitled to one vote for each share of Voting Common Stock held of record by such holder on such matters.

The holders of Non-Voting Common Stock, as such, shall have no voting power and shall not be entitled to vote on any matter except as otherwise required by law, including, without limitation, Section 1004(1) of the Maine Business Corporation Act (the “MBCA”) (or any successor provision), or as otherwise expressly provided for herein. Except as otherwise provided herein, Non-Voting Common Stock shall in all other respects carry the same rights and privileges as Voting Common Stock (including in respect of dividends and in respect of distributions upon any dissolution, liquidation or winding up of the corporation) and be treated the same as Voting Common Stock (including in any merger, consolidation, share exchange or other similar transaction); provided that, if the corporation shall in any manner split, subdivide or combine (including by way of a dividend payable in shares of Voting Common Stock or Non-Voting Common Stock) the outstanding shares of Voting Common Stock or Non-Voting Common Stock, the outstanding shares of the other such class of Common Stock shall likewise be split, subdivided or combined in the same manner proportionately and on the same basis per share, and provided further, that any dividend on the Common Stock that is payable in Common Stock shall be paid only in Non-Voting Common Stock on the Non-Voting Common Stock and only in Voting Common Stock on the Voting Common Stock.

Subject to the rights of the holders of any series of Preferred Stock, if any, holders of Common Stock shall be entitled to receive such dividends and distributions (whether payable in cash or otherwise) as may be declared on the Common Stock from time to time out of assets or funds of the corporation legally available therefor. Subject to the rights of the holders of any series of Preferred Stock, if any, in the event of any liquidation, dissolution or winding-up of the corporation (whether voluntary or involuntary), the assets of the corporation available for distribution to shareholders shall be distributed in equal amounts per share to the holders of Common Stock.

If, at any time a BHC Entity (as defined below) holds any Voting Common Stock that, together with the Voting Common Stock of any parties whose Voting Common Stock must be aggregated with those of such BHC Entity (a “BHC Aggregated Interest”) for purposes of the Bank Holding Company Act of 1956, as amended (the “BHC Act”), would otherwise represent 5% or more of the total outstanding shares of Voting Common Stock, then the shares of Voting Common Stock comprising such BHC Aggregated Interest held directly by a BHC Entity that represent in excess of 4.99% of the total number of outstanding shares of Voting Common Stock shall be automatically converted into Non-Voting Common Stock and such BHC Entity and any successor to or assignee of such Non-Voting Common Stock held by such BHC Entity shall be prohibited from voting such Non-Voting Common Stock, except to the extent otherwise expressly provided in these Amended and Restated Articles of Incorporation. In the event that a BHC Entity holds a number of shares of Voting Common Stock such that the conversion of shares of Voting Common Stock into shares of Non-Voting Common Stock pursuant to this paragraph would not decrease the BHC Aggregated Interest of such BHC Entity below 5% of the total number of outstanding shares of Voting Common Stock, then the shares of Voting Common Stock held by each shareholder whose Voting Common Stock is included in the BHC Aggregated Interest shall be converted, on a pro rata basis as among such shareholders (including the BHC Entity), into shares of Non-Voting Common Stock such that the BHC Aggregated Interest of such BHC Entity shall represent less than 5% of the total number of outstanding shares of Voting Common Stock. For purposes of this Article FOURTH, “BHC Entity” means a shareholder that (a) is subject to the BHC Act or is directly or indirectly “controlled” (as the term is defined in the BHC Act) by a company that is subject to the BHC Act, and (b) so indicates in writing to the corporation that such holder elects to be subject to this paragraph of Article FOURTH. A BHC Entity may at any time elect to no longer be governed by the provisions of this paragraph by providing written notice to the corporation; provided; however, that any shares of Voting Common Stock automatically converted to Non-Voting Common Stock by operation of this paragraph of Article FOURTH prior to the corporation’s receipt of such notice shall remain Non-Voting Common Stock unless otherwise expressly provided herein.

If any holder of Voting Common Stock that elects to be governed by this paragraph of Article FOURTH (an “Electing Section 13 Holder”), after having obtained the consent of the board of directors of the corporation to make such election, at any time holds any Voting Common Stock that, together with the Voting Common Stock of any parties whose Voting Common Stock is deemed to be beneficially owned by such holder (the “Section 13(d) Aggregated Interest”) by virtue of Section 13, including without limitation Section 13(d)(3), of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), would otherwise represent 5% or more of the total outstanding shares of Voting Common Stock, then shares of Voting Common Stock comprising such Section 13(d) Aggregated Interest held directly by an Electing Section 13 Holder that represent in excess of 4.99% of the total number of outstanding shares of Voting Common Stock shall be automatically converted into Non-Voting Common Stock and such Electing Section 13 Holder and any successor to or assignee of such Non-Voting Common Stock held by such Electing Section 13 Holder shall be prohibited from voting such Non-Voting Common Stock, except to the extent otherwise expressly provided in these Amended and Restated Articles of Incorporation. In the event that an Electing Section 13 Holder holds a number of shares of Voting Common Stock such that the conversion of shares of Voting Common Stock into shares of Non-Voting Common Stock pursuant to this paragraph would not decrease the Section 13(d) Aggregated Interest of such Electing Section 13 Holder below 5% of the total number of outstanding shares of Voting Common Stock, then the shares of Voting Common Stock held by each shareholder whose Voting Common Stock is included in the Section 13(d) Aggregated Interest shall be converted, on a pro rata basis as among such shareholders (including the Electing Section 13 Holder), into shares of Non-Voting Common Stock such that the Section 13(d) Aggregated Interest of such Electing Section 13 Holder shall represent less than 5% of the total number of outstanding shares of Voting Common Stock. An Electing Section 13 Holder may at any time elect to no longer be governed by the provisions of this paragraph by providing written notice to the corporation; provided; however, that any shares of Voting Common Stock automatically converted to Non-Voting Common Stock by operation of this paragraph of Article FOURTH prior to the corporation’s receipt of such notice shall remain Non-Voting Common Stock unless otherwise expressly provided herein.

If, at any time any holder of Voting Common Stock electing to be governed by this paragraph of Article FOURTH (an “Electing CIBC Holder”) holds any Voting Common Stock that, together with the Voting Common Stock of any parties whose Voting Common Stock must be aggregated with those of such holder (a “CIBC Aggregated Interest”) for purposes of the BHC Act or the Change in Bank Control Act (the “Control Regulations”), would otherwise represent 10% or more of the total outstanding shares of Voting Common Stock, then the shares of Voting Common Stock comprising such CIBC Aggregated Interest held directly by an Electing CIBC Holder that represent in excess of 9.99% of the total number of outstanding shares of Voting Common Stock shall be automatically converted into Non-Voting Common Stock and such Electing CIBC Holder and any successor to or assignee of such Non-Voting Common Stock held by such CIBC Holder shall be prohibited from voting such Non-Voting Common Stock, except to the extent otherwise expressly provided in these Amended and Restated Articles of Incorporation. In the event that an Electing CIBC Holder holds a number of shares of Voting Common Stock such that the conversion of shares of Voting Common Stock into shares of Non-Voting Common Stock pursuant to this paragraph would not decrease the CIBC Aggregated Interest of such an Electing CIBC Holder below 10% of the total number of outstanding shares of Voting Common Stock, then the shares of Voting Common Stock held by each shareholder whose Voting Common Stock is included in the CIBC Aggregated Interest shall be converted, on a pro rata basis among such shareholders (including the Electing CIBC Holder), into shares of Non-Voting Common Stock such that the Aggregated CIBC Interest of such Electing CIBC Holder shall represent less than 10% of the total number of outstanding shares of Voting Common Stock. Such holder may at any time elect to no longer be governed by the provisions of this paragraph by providing written notice to the corporation; provided; however, that any shares of Voting Common Stock automatically converted to Non-Voting Common Stock by operation of this paragraph of Article FOURTH prior to the corporation’s receipt of such notice shall remain Non-Voting Common Stock unless otherwise expressly provided herein.

Notwithstanding any provision herein to the contrary, shares of Non-Voting Common Stock shall be entitled to vote with respect to matters as to which shares of Non-Voting Common Stock are otherwise permitted to vote pursuant to 12 C.F.R. § 225.2(q)(2) and section 1004(1) of the MBCA, as in effect from time to time, or any successor provisions thereto. Notwithstanding any provision herein to the contrary, shares of Non-Voting Common Stock shall remain Non-Voting Common Stock in the hands of the holder thereof and shall automatically convert into shares of Voting Common Stock solely upon a transfer of such shares of Non-Voting Common Stock solely as permitted herein to a transferee that is not an affiliate of the transferor for purposes of the Control Regulations.

Shares of Non-Voting Common Stock may be transferred, and the corporation shall recognize such transfer, solely where such transfer is made (i) to an affiliate of the transferor of such Non-Voting Stock for purposes of the Control Regulations, (ii) in a widespread public distribution, (iii) to a transferee that holds or controls more than 50% of any class of voting securities of the corporation (not including such shares of Non-Voting Common Stock or shares of Voting Common Stock or other voting securities of the corporation that the transferor or any affiliate of the transferor is proposing to transfer to such transferee), or (iv) in one or more transactions in which no transferee (or group of transferees whose ownership of the corporation’s securities must be aggregated for purposes of the Control Regulations) receives ownership or control of such securities for purposes of the Control Regulations representing 2% or more of any class of the corporation’s voting securities.

Until presented and surrendered for cancellation following any such conversion, each certificate representing shares of Voting Common Stock in respect of which a conversion has occurred in accordance with this Article FOURTH shall be deemed to represent the number of shares of Non-Voting Common Stock into which such shares have been converted, and upon presentation and surrender of such certificate the holder thereof shall be entitled to receive a certificate for the appropriate number of shares of Non-Voting Common Stock. Upon a conversion pursuant to this Article FOURTH, each converted share of Voting Common Stock shall be retired.

Until presented and surrendered for cancellation following any such conversion, each certificate representing shares of Non-Voting Common Stock in respect of which a conversion has occurred in accordance with this Article FOURTH shall be deemed to represent the number of shares of Voting Common Stock into which such shares have been converted, and upon presentation and surrender of such certificate the holder thereof shall be entitled to receive a certificate for the appropriate number of shares of Voting Common Stock. Upon a conversion pursuant to this Article FOURTH, each converted share of Non-Voting Common Stock shall be retired.

Preferred Stock.

The Board of Directors or any authorized committee thereof is expressly authorized, to the fullest extent permitted by law, to provide for the issuance of the shares of Preferred Stock in one or more series of such stock, and by filing articles of amendment pursuant to applicable law of the State of Maine, to determine from time to time the number of shares of each such series, and to fix the designations, powers, including voting powers, full or limited, or no voting powers, preferences and the relative, participating, optional or other special rights of the shares of each series, including any variations among holders of the same series, and any qualifications, limitations and restrictions thereof.

The rights, preferences and terms of the Fixed Rate Cumulative Perpetual Preferred Stock, Series A are incorporated into this Article FOURTH by reference to that certain Certificate of Designations attached hereto as Annex I.

Upon any liquidation, dissolution or winding up of the affairs of the corporation, whether voluntary or involuntary, holders of Common Stock are entitled to receive pro rata the remaining assets of the corporation after the holders of Preferred Stock have been paid in full any sums to which they may be entitled.

There shall be no cumulative voting for directors or otherwise.”

REVOCABLE PROXY

NORTHEAST BANCORP

Special Meeting of Shareholders

March 18, 2011

11:00 a.m.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder of shares of voting common stock and/or non-voting common stock of Northeast Bancorp, a Maine corporation (“Northeast”), does hereby appoint Richard Wayne and Claire Bean, and each of them, as due and lawful attorneys and proxies (each of whom shall have full power of substitution), to represent and vote as designated below all of the shares of Northeast voting common stock and/or non-voting common stock that the undersigned held of record on February 11, 2011, at the special meeting of shareholders of Northeast to be held at the offices of Goodwin Procter LLP located at Exchange Place, 53 State Street, Boston, Massachusetts 02109 on Friday, March 18, 2011 at 11:00 a.m., local time, or any adjournment or postponement thereof, on the following matters, and on such other business as may properly come before the meeting. The board of directors recommends a vote FOR proposals 1 and 2, below:

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED

POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA

THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

Ä	FOLD AND DETACH HERE	Ä

NORTHEAST BANCORP – SPECIAL MEETING, MARCH 18, 2011

YOUR VOTE IS IMPORTANT!

Special Meeting Materials are available on-line at:

http://www.cfpproxy.com/6899sm

You can vote in one of three ways:

1.	Call toll free 1-866-547-4625 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.	Via the Internet at https://www.proxyvotenow.com/nbn and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

6899

z		REVOCABLE PROXY NORTHEAST BANCORP	{
☒	PLEASE MARK VOTES AS IN THIS EXAMPLE		Special Meeting of Shareholders MARCH 18, 2011

	For	Against	Abstain
1. To approve an amendment to our Amended and Restated Articles of Incorporation.	☐	☐	☐

Please be sure to date and sign this proxy card in the box below.	Date

Sign above	Co-holder (if any) sign above

	For	Against	Abstain
2. To adjourn or postpone the special meeting, if necessary, to solicit additional proxies in favor of the amendment.	☐	☐	☐
3. In their discretion, to transact such other business as may properly come before the special meeting and any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. If no direction is given, this proxy will be voted FOR the approval of the amendment to our Amended and Restated Articles of Incorporation and FOR the adjournment proposal and, in their discretion, on any other business properly brought before the meeting.

Mark here if you plan to attend the Special Meeting			☐
Mark here for address change and note change			☐

Please sign your name here exactly as it appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee, guardian, corporate officer or other similar capacity, so indicate. If the owner is a corporation, an authorized officer should sign for the corporation and state his or her title. If shares are held in more than one capacity, this Proxy shall be deemed valid for all shares held in all capacities.

x	IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW	y

  FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

¿                                                                                                                                ¿

PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:

1.  By Mail; or

2   By Telephone (using a Touch-Tone Phone); or

3.  By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m., March 18, 2011. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone Call Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., March 18, 2011: 1-866-547-4625	Vote by Internet anytime prior to 3 a.m., March 18, 2011 go to https://www.proxyvotenow.com/nbn

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

ON-LINE ANNUAL MEETING MATERIALS:	http://www.cfpproxy.com/6899sm

Your vote is important!

z			{
☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY NORTHEAST BANCORP

Special Meeting of Shareholders

March 18, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder of shares of voting common stock and/or non-voting common stock of Northeast Bancorp, a Maine corporation (“Northeast”), does hereby appoint Richard Wayne and Claire Bean, and each of them, as due and lawful attorneys and proxies (each of whom shall have full power of substitution), to represent and vote as designated below all of the shares of Northeast voting common stock and/or non-voting common stock that the undersigned held of record on February 11, 2011, at the special meeting of shareholders of Northeast to be held at the offices of Goodwin Procter LLP located at Exchange Place, 53 State Street, Boston, Massachusetts 02109 on Friday, March 18, 2011 at 11:00 a.m., local time, or any adjournment or postponement thereof, on the following matters, and on such other business as may properly come before the meeting. The board of directors recommends a vote FOR proposals 1 and 2, below:

Please be sure to date and sign this proxy card in the box below.	Date

Sign above	Co-holder (if any) sign above

	For	Against	Abstain
1. To approve an amendment to our Amended and Restated Articles of Incorporation.	☐	☐	☐

	For	Against	Abstain
2. To adjourn or postpone the special meeting, if necessary, to solicit additional proxies in favor of the amendment.	☐	☐	☐

3. In the discretion, to transact such other business as may properly come before the special meeting and any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. If no direction is given, this proxy will be voted FOR the approval of the amendment to our Amended and Restated Articles of Incorporation and FOR the adjournment proposal and, in their discretion, on any other business properly brought before the meeting.

PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE SPECIAL MEETING.	Ž	☐

Please sign your name here exactly as it appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee, guardian, corporate officer or other similar capacity, so indicate. If the owner is a corporation, an authorized officer should sign for the corporation and state his or her title. If shares are held in more than one capacity, this Proxy shall be deemed valid for all shares held in all capacities.

x	y

¿  Detach above card, sign, date and mail in postage paid envelope provided.  ¿

NORTHEAST BANCORP

PLEASE ACT PROMPTLY PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

PROXY MATERIALS ARE AVAILABLE ON-LINE AT:
http://www.cfpproxy.com/6899sm	6899